UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-2

ENERGY VAULT HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

4165 East Thousand Oaks Blvd, Suite 100, Westlake Village, CA 91362

LETTER TO STOCKHOLDERS
April 10, 2025

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders of Energy Vault Holdings, Inc. on Friday, May 30, 2025, at 12:00 pm Eastern Time. The annual meeting will be a completely “virtual” meeting. You will be able to attend the annual meeting, as well as vote and submit your questions during the live webcast of the meeting, by visiting www.virtualshareholdermeeting.com/NRGV2025 and entering the company number and control number included on your proxy card or in the instructions that accompany your proxy materials.

Details regarding admission to the annual meeting and the business to be conducted at the annual meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the annual meeting, your vote is important and we encourage you to vote promptly. You may vote by either marking, signing and returning the enclosed proxy card or using telephone or internet voting. For specific instructions on voting, please refer to the instructions on your enclosed proxy card. If you attend the annual meeting you will have the right to revoke the proxy and vote your shares virtually at the meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

Sincerely yours,

/s/ Robert Allen Piconi

ROBERT ALLEN PICONI
CHAIRMAN, CO-FOUNDER AND CHIEF EXECUTIVE OFFICER

ENERGY VAULT HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FRIDAY, MAY 30, 2025

When	Friday, May 30, 2025, at 12pm ET	How to Vote in Advance
Where	Virtually at www.virtualshareholdermeeting.com/NRGV2025	By Mail	Complete, sign, date and return your proxy card or voting instruction form in the postage-paid envelope provided
Proposal 1	Election of two nominees named in the proxy statement to serve as Class I directors until the 2028 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified. The Board of Directors recommends a vote “FOR” each nominee.	By Internet	You can vote your shares online at www.proxyvote.com
Proposal 2	Ratification of the appointment of BDO USA, P.C. as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2025. The Board of Directors recommends a vote “FOR”.	By Phone	You can vote your shares by calling 1-800-690-6903
Any other business which may properly come before the annual meeting or any adjournment or postponement. In addition to the business to be transacted as described above, management will speak on our developments of the past year and respond to questions of general interest to stockholders.		Your vote is important. Please vote as soon as possible by one of the methods shown above. Be sure to have your proxy card, voting instruction form or Notice of Internet Availability in hand and follow the below instructions:
Who Can Vote	Only owners of record of the Company’s issued and outstanding common stock as of the close of business on March 31, 2025. Each share of common stock is entitled to one vote.	IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, MAY 30, 2025.
Date of Mailing	We intend to mail a Notice of Internet Availability of Proxy Materials on or about April 10, 2025.

In accordance with rules and regulations adopted by the Securities and Exchange Commission (or “SEC”), we have elected to furnish our proxy materials to stockholders by providing access to the materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the Internet Availability Notice) has been mailed to the majority of our stockholders, while other stockholders have instead received paper copies of the documents accessible on the Internet. It is important that your shares be represented and voted whether or not you plan to attend the annual meeting. If you are the registered holder of your shares and are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Internet Availability Notice previously mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure your shares are represented at the annual meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders of record at www.virtualshareholdermeeting.com/NRGV2025 during the Annual Meeting.

ENERGY VAULT HOLDINGS, INC.
BY ORDER OF THE BOARD OF DIRECTORS

/s/ Robert Allen Piconi

ROBERT ALLEN PICONI
CHAIRMAN, CO-FOUNDER AND CHIEF EXECUTIVE OFFICER

Westlake Village, California
Dated: April 10, 2025

ENERGY VAULT HOLDINGS, INC.

4165 East Thousand Oaks Blvd, Suite 100, Westlake Village, CA 91362 PROXY STATEMENT SUMMARY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Energy Vault Holdings, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders. This Proxy Statement and related materials are first being mailed to stockholders on or about April 10, 2025. References in this Proxy Statement to “we,” “us,” “our,” or the “Company” refer to Energy Vault Holdings, Inc. and its consolidated subsidiaries, and references to the “Annual Meeting” are to the 2025 annual meeting of stockholders. When we refer to the Company’s fiscal year, we mean the annual period ended on December 31, 2024. This proxy statement covers our 2024 fiscal year, which was from January 1, 2024, through December 31, 2024, or fiscal 2024.

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.

Our Annual Meeting

Date and Time	May 30, 2025, at 12:00 pm ET	Place	Virtually at www.virtualshareholdermeeting.com/NRGV2025

Record Date	March 31, 2025	Who Can Vote	Only owners of record of the Company’s issued and outstanding Common Stock as of the close of business on March 31, 2025. Each share of Common Stock is entitled to one vote.

Number of Shares Outstanding as of Record Date	Number of Shares Outstanding as of Record Date 154,242,940 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”)

At the Annual Meeting, the stockholders of the Company will be asked to vote on the two proposals below. Your vote is very important. Accordingly, whether or not you plan to attend the Annual Meeting, you should vote by using one of the methods described in these proxy materials. You may vote your shares at the Annual Meeting by voting via the Internet or by telephone as described in these proxy materials or by having your shares represented at the Annual Meeting by a valid proxy. If your shares are not registered directly in your name (e.g., you hold your shares in a stock brokerage account or through a bank or other holder of record), you may vote by following the instructions detailed on the notice or voting instruction form you receive from your broker or other nominee. A list of all stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices.

Item	Proposal		Board Vote Recommendations	Page #
1	Election of two Class I directors to serve until the 2028 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified	☐	FOR each director nominee	1

2	Ratification of the appointment of BDO USA, P.C. as the independent registered public accounting firm of the Company for 2025.	☐	FOR	16

Any stockholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting online and voting. Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendation of the Board of Directors.

The expenses of preparing, assembling, printing and mailing the Internet Availability Notice, this Proxy Statement and the materials used in the solicitation of proxies will be borne by the Company. Proxies will be solicited through the Internet and the mail and may be solicited by our officers, directors and employees in person or by telephone, email or facsimile. They will not receive additional compensation for this effort. We have retained Alliance Advisors for the solicitation of proxies for a fee of $12,000 plus out-of-pocket expenses. In addition, we may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

Election of Two Class I Directors			☐	OUR BOARD RECOMMENDS YOU VOTE “FOR” EACH DIRECTOR NOMINEE
Name	Age	Director Since	Primary Occupation	Board of Directors
Larry Paulson	72	2021	Managing Member, Novus Capital Associates, LLC	☐
Mary Beth Mandanas	59	2022	CEO of Onyx Renewables, LLC	✓

Ratification of Appointment of Independent Registered Public Accounting Firm			☐	OUR BOARD RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C.

Quorum Requirements

In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority in voting power of the shares of the Common Stock entitled to vote at the Annual Meeting must be present online or represented by proxy. Shares represented by proxies that reflect votes withheld, abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If, however, such quorum is not present or represented at the Annual Meeting, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

Required Vote

Each share of our Common Stock outstanding on the record date is entitled to one vote on each of the two Class I director nominees, or Proposal 1. Each share of our Common Stock outstanding on the record date is entitled to one vote on Proposal 2, ratification of the appointment of BDO USA, P.C.

Director nominees in Proposal 1will be elected by a plurality of the votes cast in respect of the shares present online or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors. Approval of Proposal 2 requires the affirmative vote of the holders a majority of the votes cast.

A “vote withheld,” in the case of Proposal 1, or an “abstention,” in the case of Proposal 2, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes that are withheld will have no effect on the election of directors. Abstentions will have no effect on the ratification of the appointment of BDO USA, P.C.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine” by stock exchange rules and regulations. Proposal 2 regarding ratification of the appointment of our independent auditors is a routine matter. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm may vote your shares of common stock on Proposal 2 without instructions as to how the shares should be voted. Accordingly, we do not expect there to be any broker non-votes for Proposal 2. However, if your shares are held in an account at a bank or brokerage firm, that bank or brokerage will not be permitted to vote your shares of common stock with respect to Proposal 1, which is a “non-routine” matter, unless you provide instructions as to how your shares should be voted. Accordingly, we encourage you to vote promptly, even if you plan to attend the virtual Annual Meeting. Broker non-votes will have no effect on each of Proposals 1 and 2.

How to Vote

Stockholders of Record.

If you are a stockholder of record, you may vote:

●	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;

●	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

●	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or

●	by Internet during the Annual Meeting—If you attend the Annual Meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card, or on the instructions that accompanied your proxy materials to vote electronically during the Annual Meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 29, 2025. To participate in the Annual Meeting, including to vote via the Internet during the Annual Meeting, you will need the 16-digit control number included on your Internet Notice, on your proxy card, or on the instructions that accompanied your proxy materials.

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank, broker, or other agent, you will receive instructions on how to vote from the bank, broker, or other agent. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks, brokers, or other agents. If your shares are not registered in your own name (i.e., you are not a stockholder of record) and you would like to vote your shares online at the Annual Meeting, you should contact your bank, broker, or other agent to obtain your 16-digit control number or otherwise vote through the bank, broker, or other agent. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting and/or vote over the Internet.

How to Change vote after proxy is submitted

If you are a registered stockholder or a stockholder of record, you may revoke your proxy and change your vote:

●	by submitting a duly executed proxy bearing a later date;

●	by granting a subsequent proxy through the Internet at www.proxyvote.com or telephone by calling 1-800-690-6903;

●	by giving timely written notice of revocation to the Secretary of Energy Vault Holdings, Inc. prior to the Annual Meeting, either by writing to our offices at 4165 East Thousand Oaks Blvd, Suite 100, Westlake Village, CA 91362 or writing to annualmeeting@energyvault.com;

●	or by voting by Internet during the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy. In order to revoke your proxy, you must revoke your proxy prior to the Annual Meeting using one of the methods listed above.

If you are a beneficial holder of shares or if your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or other agent, or you may vote online at the Annual Meeting using your 16-digit control number or otherwise voting through your bank, broker or other agent.

Technical Difficulties during the Meeting

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting website. If you encounter any difficulties checking in to or during the Annual Meeting, please call the technical support number that will be posted on the Annual Meeting platform login page.

Question and answer session during the Annual Meeting

As part of the Annual Meeting, we will hold a Q&A session, during which we intend to answer appropriate questions submitted by stockholders during the Annual Meeting that are pertinent to the Company and the Annual Meeting matters. The Company will endeavor to answer as many questions submitted online during the Annual Meeting by stockholders as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

●	Irrelevant to the business of the Company or to the business of the Annual Meeting

●	Related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q

●	Related to any pending, threatened or ongoing litigation

●	Related to personal grievances

●	Derogatory references to individuals or that are otherwise in bad taste

●	Substantially repetitious of questions already made by another stockholder

●	In excess of the two per person limit

●	In furtherance of the stockholder’s personal or business interests or

●	Out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairman or Secretary in their reasonable judgment

Additional Information Regarding the Internet Availability of Our Proxy Materials

We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the Internet. Accordingly, we sent to the majority of our stockholders an Internet Availability Notice regarding the Internet availability of the proxy materials for this year’s annual meeting. Other stockholders were instead sent paper copies of the proxy materials accessible on the Internet. Instructions on how to access the proxy materials over the Internet or to request a paper copy can be found in the Internet Availability Notice. In addition, stockholders may request to receive proxy materials in printed form by mail prior to May 16, 2025 or electronically by email on an ongoing basis by going to www.proxyvote.com and following the instructions, or calling 1-800-690-6903, or by sending an email to sendmaterial@proxyvote.com. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates or changes such election. Please note that you cannot vote your shares by filling out and returning the Internet Availability Notice. The Internet Availability Notice does, however, include instructions on how to vote your shares.

If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” In that case, either the Internet Availability Notice or the Notice of Annual Meeting, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 have each been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In such case, either a notice similar to the Internet Availability Notice or the Notice of Annual Meeting, this proxy statement and our Annual Report on Form 10 K for the fiscal year ended December 31, 2024 should have been provided (or otherwise made available) to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting.

PROPOSAL 1: ELECTION OF TWO CLASS I DIRECTORS

☐	OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RE-ELECTION OF EACH OF THE CLASS I DIRECTOR NOMINEES LISTED BELOW.

General

Our Second Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) provides for a classified board of directors consisting of three classes of directors, with each class serving staggered three-year terms and a nearly equal number of board members in each class, as determined by our Board. As a result, a portion of our Board of Directors will be elected each year. Our Board of Directors has nominated Larry Paulson and Mary Beth Mandanas as Class I directors with a term that will expire at the Annual Meeting and, if elected at the Annual Meeting, whose subsequent term will expire at the 2028 annual meeting of stockholders. Robert Piconi and Dylan Hixon are Class III directors with a term that expires at the 2027 annual meeting of stockholders. Stephanie Unwin, Theresa Fariello and Thomas Ertel are Class II directors with a term that expires at the 2026 annual meeting of stockholders. Any director or the entire Board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of the stock of the Company entitled to vote thereon.

On the recommendation of the nominating and corporate governance committee of our Board of Directors, our Board of Directors, including its independent directors, selected and approved Larry Paulson and Mary Beth Mandanas as nominees for election as Class I directors, the class being elected at the Annual Meeting, each to serve for a term of three years, expiring at the 2028 annual meeting of the stockholders or until his or her successor is duly appointed or elected and qualified or until his earlier death, resignation or removal. We are not aware of any arrangements or understandings between the director nominees and any other person pursuant to which such persons were selected as a director nominee.

Larry Paulson and Mary Beth Mandanas currently serve as members of our Board of Directors and have agreed to serve if elected. In the event the nominees named herein are unable to serve or decline to serve at the time of the Annual Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees. The proxy cannot be voted for a greater number of persons than two.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the election of the Class I director nominees, Larry Paulson and Mary Beth Mandanas. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of all the Class I director nominees.

Directors and Nominees

The following table and biographical information sets forth certain information about Larry Paulson and Mary Beth Mandanas as well as the continuing directors. Such information is current as of April 10, 2025 . The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should be nominated to serve on our Board of Directors in light of our business. There is no family relationship between any of our executive officers, directors, or director nominees.

Name	Age	Position	Director Since
Robert Piconi	54	Chief Executive Officer and Director	2022
Larry M. Paulson	72	Director	2021
Theresa Fariello	64	Director	2023
Dylan Hixon	58	Director	2025
Thomas Ertel	69	Director	2022
Mary Beth Mandanas	59	Director	2022
Stephanie Unwin	54	Director	2024

Nominees for Election to the Board of Directors

Class I Directors

Larry Paulson has served as a member of our Board of Directors since 2021 and previously served as a director and non-executive Chairman of Novus Capital Corporation II director from its inception until 2022. Mr. Paulson co-founded Novus Capital Corporation and has served as its Chief Executive Officer and a director since its inception in March 2020 until its business combination with AppHarvest, Inc. (Nasdaq: APPH) in January 2021. Mr. Paulson has served as a managing member of Novus Capital Associates, LLC since its formation in October 2020. He has also served as principal and founder of Rancho Santa Fe Solutions, a wireless industry consulting company he founded in February 2010. From 2013 to January 2020, Mr. Paulson was with Qualcomm (Nasdaq: QCOM) where he served as Vice President of Product Management (2013 – 16), Vice President and President India and SAARC (2016 – 2018) and Vice President Sales NA and Australia (2018 – Jan 2020). Prior to Qualcomm, he served as Executive Vice President and Chief Marketing Officer of Brightpoint, Inc., a provider of worldwide distribution and integrated logistics services to the wireless communications industry, from 2011 to 2013. Prior to that he served with Nokia (NYSE: NOK) from 1987 to 2009 where he had numerous roles including global Senior Vice President and General Manager CDMA Product line. Mr. Paulson holds a BA in Communications from Point Park University. We believe Mr. Paulson is well qualified to serve as a director because of his more than thirty years of global senior management positions in the tech industry with expertise in wireless communications.

Mary Beth Mandanas has served as a member of our Board of Directors since 2022. Ms. Mandanas currently serves as Chief Executive Officer for Onyx Renewable Partners L.P., having begun this role in January 2022. From July 2021 to July 2023, Ms. Mandanas served as an Independent Director, Audit Chair, on the Board of TortoiseEcofin Acquisition Corp III (NYSE: TRTL). From August 2020 to August 2021, she consulted and served as Chief Investment Officer for Sol Systems, LLC, a renewable energy infrastructure and impact investment company based in Washington, DC. Previously, from the fall of 2015 to May 2020, Ms. Mandanas held the position of Executive Vice President, Chief Strategy Officer, of CleanChoice Energy, Inc., a company engaged in renewable energy retail supply and community solar, where she led strategic planning and was responsible for raising capital, banking/investor relations and establishing protocols for risk management and financial reporting. Ms. Mandanas earned her M.B.A degree from Vanderbilt University and graduated, magna cum laude, with a B.S. from the University of South Carolina. We believe Ms. Mandanas is well qualified to serve as a director because of her significant experience and knowledge in finance, risk management, investment banking, business and work with companies involved in renewable energy and other areas of the energy industry.

Continuing Members of the Board of Directors

Class II Directors

Stephanie Unwin is the Chief Executive Officer of Horizon Power, a fully integrated Australian power utility. Since assuming this role in 2019, she has led the company through a rapidly changing energy landscape and has successfully positioned the company for long-term growth while accelerating decarbonization projects across Western Australia. From 2018 to 2019, Ms. Unwin served as General Manager Transformation and Technology at CBH Group. From 2017 to 2018, Ms. Unwin served as Chief Executive Officer and Managing Director at Phylogica. Prior to her role at Phylogica, Ms. Unwin served in multiple executive-level roles at Synergy and Verve Energy (“Verve”) prior to Synergy’s merger with Verve, including General Manager of Retail, General Manager of Commercial and Chief Transformation Officer. Synergy is Western Australia’s largest energy generator and retailer to industrial and consumer customers. Ms. Unwin also brings to Energy Vault’s Board of Directors significant experience serving other boards of publicly-listed companies, including Alacer Gold Corp, Zenith Energy, Integra Mining Limited and several non-listed joint ventures. She is currently a Board Member of Energy Networks Australia. Throughout her career, Ms. Unwin has been recognized as a dynamic leader within the energy and renewables sectors, including being named one of Western Australia’s most influential business leaders in Business News’ Power 500. Ms. Unwin received undergraduate degrees in economics and law from Murdoch University.

Theresa Fariello has been a member of our Board of Directors since 2023. She has served as Senior Vice President of Government Affairs & Global Public Policy for United Airlines (Nasdaq: UAL) since 2017. In this role, she leads United Airlines’ federal, state, local, and international government engagement, including environmental affairs. Prior to her role at United Airlines, Ms. Fariello served a 16-year tenure at ExxonMobil (NYSE: XOM), where she advised executive leadership on key governmental and policy matters. Prior to her time at ExxonMobil, Ms. Fariello served as Deputy Assistant Secretary for International Energy Policy in the Office of International Affairs at the U.S. Department of Energy and held senior leadership positions at Occidental Petroleum Corporation (NYSE: OXY). Ms. Fariello received her undergraduate degree in political science from George Washington University. She also holds a Master of Laws in International and Comparative Law from Georgetown University Law Center, as well as a Juris Doctorate from George Mason University School of Law. We believe Ms. Fariello is well qualified to serve as a director because of her substantial experience in government affairs and public policy at leading public companies.

Thomas Ertel has been a member of our Board of Directors since 2022. He was a Partner at Ernst & Young, LLP, an accounting firm, from June 2002 until his retirement from full-time employment in June 2017. Prior to that, Mr. Ertel spent 25 years, including 13 years as Partner, with Arthur Andersen, LLP, an accounting firm. Since October 2017, Mr. Ertel has served as Senior Vice President and Chief Accounting Officer of Strada Education Foundation, a nonprofit organization that strengthens America’s pathways between education and employment. From December 2017 through September 2021, he served as a director on the board of directors of Blackbaud, Inc. (Nasdaq: BLKB). He holds a BS in Accounting from Ball State University and has maintained an active CPA license in the State of Indiana since 1980. We believe Mr. Ertel is well qualified to serve as a director because of his management skills and because of his knowledge and experience in accounting and corporate transactions.

Class III Directors

Robert Piconi is co-founder of Energy Vault, Inc., has served as our Chief Executive Officer and as a director since 2022. Prior to Energy Vault, Mr. Piconi was founder and CEO of Medical Equipment Solutions & Applications (MESA) Group Holdings, which was acquired by London-based Private Equity firm Permira in 2014, becoming Pantheon Healthcare Group and later Althea Group where he served as its Chief Executive Officer and a member of its board from 2014 to 2016. Prior to Pantheon Healthcare Group, Mr. Piconi served as Group Executive for the Network Software and Security Platform group companies at Danaher Corporation (NYSE: DHR) from 2012 to 2014. Mr. Piconi’s earlier experience included roles of increasing responsibility at large Fortune 500 public companies, including the diversified energy group Amoco Corporation and British Petroleum (NYSE: BP) after its merger with Amoco in 1998, followed by executive leadership roles of increasing responsibility at Bell Labs Lucent Technologies (now Nokia, NASDAQ: NOK) and as President and Chief Operating Officer at Spirent Communications (LSE: SPT) within the telecommunications network infrastructure industry. Mr. Piconi holds a B.B.A. from the University of Notre Dame and an M.B.A. from Northwestern University’s Kellogg School of Management. Energy Vault believes Mr. Piconi is qualified to serve as a member of the Board of Directors due to his extensive executive management and leadership experience across a variety of energy and technology companies.

Dylan Hixon has served as a director since March 2025. He is Chair of Hixon Properties Inc. since 2022, and a director since 2005. Mr. Hixon is also President and a director of Finkbine Farms Inc. He has been General Partner of the Gideon Hixon Fund since 1990 and a co-Managing Partner beginning in 2007. Mr. Hixon is President of Arden Road Investments where manages a diversified portfolio of public and private investments. Mr. Hixon previously worked as an engineer, first at Precision Combustion, Inc. and then at Reel EFX, a special effects company. Mr. Hixon has served as a director on several other private company boards, including ATTAP Technologies, Telaurus Communications, and Cogent Data Technologies. He also served on the Advisory Board of Levensohn Venture Partners. Dylan holds a Master’s degree in Mechanical Engineering from the California Institute of Technology and a Bachelor’s degree from Yale University. He is qualified to serve as a member of the Board of Directors due to his extensive experience in investment management and at technology companies.

CORPORATE GOVERNANCE

We are committed to continually enhancing our strong corporate governance practices, which we believe helps us sustain our success and build long-term value for our stockholders. Our Board of Directors sets high standards for our employees, officers and directors. Implicit in this philosophy is the importance of sound corporate governance. It is the duty of the Board of Directors to serve as a prudent fiduciary for stockholders and to oversee the management of the Company’s business. Our governance structure enables independent, experienced and accomplished directors to provide advice, insight, guidance and oversight to advance the interests of the Company and our stockholders.

Affirmative Determinations Regarding Director and Nominee Independence

The Corporate Governance Guidelines adopted by our Board of Directors provide that a majority of the members of the Board of Directors, and each member of the audit, compensation and nominating and corporate governance committees, must meet the independence requirements set forth therein. The full text of the Corporate Governance Guidelines, including the independence requirements, is available for your review in the Governance Documents section of our website at https://investors.energyvault.com/governance. For a director to be considered independent, our Board of Directors must determine that a director meets the independent director qualification standards set forth in the Corporate Governance Guidelines, which comply with the New York Stock Exchange Listed Company Manual definitions of “independence” and is free from any material relationship with us and our executive officers. Our Board of Directors considers all relevant facts and circumstances known to it in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation or significant financial interest.

Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board of Directors has determined that each of Larry M. Paulson, Theresa Fariello, Dylan Hixon, Stephanie Unwin, Thomas Ertel and Mary Beth Mandanas, representing six of our seven directors do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is “independent” as that term is defined under the rules of the NYSE. Our Board of Directors also determined that Bill Gross, for the period in which he served as a member of the Board until his resignation on March 31, 2025, was “independent” as that term is defined under the rules of the NYSE. In making this determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining independence, including the beneficial ownership of our common stock by each non-employee director and the relationship of certain non-employee directors with certain of our significant stockholders.

Each member of our Board of Directors serving on our audit, compensation and nominating and corporate governance committees is “independent” within the meaning of the applicable rules of the NYSE and, as applicable, the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Background and experience of directors

Our nominating and corporate governance committee is responsible for reviewing with our Board of Directors, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

personal and professional integrity;

ethics and values;

experience in corporate management, such as serving as an officer or former officer of a publicly held company;

experience in the industries in which we compete;

experience as a board member or executive officer of another publicly held company;

expertise and experience in substantive matters pertaining to our business relative to other board members;

conflicts of interest; and

practical and mature business judgment.

Role of the Board in risk oversight

Our Board of Directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board of Directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks, and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The compensation committee, in consultation with management, has reviewed the design and operation of our compensation arrangements and evaluated the relationship between our risk management policies and practices and these arrangements. As a result of this review, the compensation committee has determined that our compensation policies and practices are not reasonably likely to have a material adverse effect on us. The audit committee is responsible for overseeing the management of risks relating to accounting matters, financial reporting, and privacy and cybersecurity. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with the independence of our Board of Directors and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks through discussions from committee members. We believe that our Board’s leadership structure supports effective risk management because it allows independent directors at the board level and on our committees to exercise oversight over management.

Board Leadership Structure

The Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors, as the Board of Directors believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board of Directors. The Board of Directors has determined that having Robert Piconi serve as Chairman is the best use of his extensive knowledge of the Company and its industry and serves to foster greater communication between the Company’s management and the Board of Directors.

Lead Independent Director

As part of our continued efforts to ensure a strong, independent and active Board of Directors, we have designated a Lead Independent Director, who serves as the principal liaison between independent directors and the Chairperson and senior management, as well as the lead approver of all agendas, meetings and related information. We believe this role is integral to providing effective oversight of management and strong leadership of the independent directors. Larry Paulson currently serves as our lead independent director.

Attendance at Meetings

During the year ended December 31, 2024, our Board of Directors met four times. Each member of the Board of Directors attended at least 75% of all of the meetings of our Board of Directors and the meetings of any of our board committees on which each member of the Board of Directors served that were held during the term of each such director. In addition, the non-management directors of the compensation committee, the audit committee and the Board of Directors met, at times, without management present in executive session.

Although we do not have a formal policy regarding attendance by members of our Board of Directors at our Annual Meeting of Stockholders, we encourage our directors to attend. All seven of the members of our Board of Directors attended the Annual Meeting in 2024.

Board Committees

Our Board of Directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Our Board of Directors may also establish from time to time any other committees that it deems necessary or desirable. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.

The current composition of each Board committee is set forth below.

Director	Compensation Committee	Audit Committee	Nominating and Corporate Governance Committee
Robert Piconi*
Larry M. Paulson	C		☒
Theresa Fariello	☒		☒
Stephanie Unwin		☒
Thomas Ertel	☒	C
Mary Beth Mandanas		☒	C

☒	Member

C	Chairperson

*	Chairman of the Board

Audit committee

Our audit committee consists of Thomas Ertel, Mary Beth Mandanas and Stephanie Unwin, each of whom our Board of Directors has determined satisfies the independence requirements for audit committee members under the rules and regulations of the SEC and the listing standards of the NYSE applicable to audit committee members. Each member of our audit committee qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE. The chair of our audit committee is Mr. Ertel, who our Board of Directors has determined is an “audit committee financial expert”, within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE. Our audit committee held four meetings in 2024.

Our audit committee is responsible for, among other things:

assisting our Board of Directors with its oversight of the following: the integrity of our financial statements; our compliance with legal and regulatory requirements; the qualifications, independence, and performance of our independent registered public accounting firm; the design and implementation of our internal audit function, and risk assessment and risk management;

appointing, compensating, retaining, overseeing and, where appropriate, replacing the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for us;

overseeing and, at least annually, evaluating the qualifications and performance of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for us;

reviewing and resolving any disagreements that may arise between management and the independent auditor regarding financial reporting or internal control over financial reporting;

evaluating the independence of the independent auditor;

reviewing and approving, in advance, the scope and plans for the audits and the audit fees;

reviewing and discussing the following with management, the internal auditors, and the independent auditor, as applicable: the annual audit plan and scope of audit activities; the scope and timing of the annual audit of our financial statements; our annual audited and quarterly unaudited financial statements and annual and quarterly reports on Forms 10-K and 10-Q, and recommending to the Board whether the audited financial statements should be included in our Form 10-K; the results of the independent audit and the quarterly reviews of our financial statements, and the independent auditor’s opinion on the audited financial statements; the reports and certifications regarding internal control over financial reporting and disclosure controls and procedures; major issues regarding accounting principles and financial statement presentation; analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on our financial statements;

reviewing and discussing reports from the independent auditor;

reviewing and overseeing our cash management, investing activities, and tax planning and compliance, and approving policies related to these matters, if any;

preparing the audit committee report;

reviewing, in general, earnings press releases, and reviewing and discussing with management and the independent auditors policies with respect to earnings press releases and the type and presentation of information to be included therein, financial information and earnings guidance provided to the public, analysts, and rating agencies;

reviewing and discussing with management, the internal auditors, if applicable, and the independent auditor the adequacy and effectiveness of our internal controls;

reviewing and discussing the adequacy and effectiveness of our disclosure controls and procedures;

reviewing management’s plans, if any, with respect to the responsibilities, budget, and staffing of the internal audit function and our plans for the implementation of the internal audit function, which may be outsourced to external service providers; reviewing and discussing the results of the internal audit, significant issues in internal audit reports, and responses by management; reviewing and discussing the performance and effectiveness of the internal audit function;

reviewing, with counsel, legal or regulatory matters that could have a material impact on our financial statements;

establishing and overseeing procedures for the receipt, retention, and treatment of complaints received by our reporting accounting, internal accounting controls, or auditing matters, as well as for confidential and anonymous submissions by our employees concerning questionable accounting or auditing matters;

overseeing the management of risks associated with our financial reporting, accounting, and auditing matters;

reviewing and overseeing all transactions between us and a related person (as defined in Item 404 of Regulation S-K), in accordance with our policies and procedures;

setting hiring policies with regard to our hiring employees and former employees of the independent auditor and overseeing compliance with such policies.

Our audit committee operates under a written charter that satisfies the applicable listing standards of the NYSE and is available on the governance section of our website at www.energyvault.com.

Compensation committee

Our compensation committee consists of Larry Paulson, Theresa Fariello and Thomas Ertel, with Mr. Paulson serving as chair. Our Board of Directors has determined that each of the compensation committee members is a non-employee member of our Board of Directors as defined in Rule 16b-3 under the Exchange Act. The composition of our compensation committee meets the requirements for independence under the rules and regulations of the SEC and the listing standards of the NYSE applicable to compensation committee members. Our compensation committee held four meetings in 2024.

The compensation committee is responsible for, among other things:

reviewing annually and determining and approving the form and amount of compensation to be paid or awarded to the Chief Executive Officer and, in consultation with the Chief Executive Officer, determining the form and amount of compensation to be paid or awarded to all other executive “officers,” as defined in the rules promulgated under Section 16 Exchange Act;

establishing annually corporate goals and objectives relevant to compensation for the Chief Executive Officer;

evaluating annually the Chief Executive Officer’s performance against any corporate goals and objectives relevant to the Chief Executive Officer’s compensation;

establishing annually corporate goals and objectives relevant to compensation, in consultation with the Chief Executive Officer, for other executive officers.

evaluating annually, in consultation with the Chief Executive Officer, other executive officer performance against any corporate goals and objectives relevant to such officers’ compensation;

administering and, if determined to be necessary, amending our 401(k) plan, deferred compensation plan if any, and any other material compensation plan;

recommending to the Board, for approval by the Board, the form and amount of cash- and equity-based and other compensation to be paid to the non-employee members of the Board;

reviewing periodically and making recommendations to the Board with respect to adoption and approval of, or amendments to, our stock plans;

administering and interpreting the stock plans;

as and when required by applicable rules and regulations, participating in the preparation of the Compensation Discussion and Analysis to be included in our filings with the SEC and generally overseeing our compensation-related disclosure;

overseeing our submission to, and considering the results of, stockholder votes on matters relating to compensation;

overseeing our compliance with legal and regulatory requirements associated with compensation of our executive officers, other employees, and non-employee directors, and coordinating as needed with the Board or other committees of the Board on matters requiring such coordination;

overseeing the management of risks associated with our compensation policies and programs, including an annual review of our risk management processes related to our compensation programs;

periodically reviewing and revising a peer group of companies against which to assess our compensation programs and practices to ensure that they are competitive and supportive of our strategy and objectives;

establishing the terms of, amending and overseeing the application of our policy for clawback, or recoupment, of incentive compensation;

overseeing engagement with stockholders and proxy advisory firms on executive compensation matters;

assisting the Board in its oversight of the development, implementation and effectiveness of our policies and strategies relating to our human capital management function.

Subject to the terms of our compensation plans, our compensation committee has discretion to determine the amount, form, structure and implementation of compensation payable to our executive officers, including, where appropriate, discretion to increase or decrease awards or to award compensation absent the attainment of performance goals and to award discretionary cash compensation outside of the parameters of our compensation plans. In exercising such discretion, our compensation committee consults with our management and may engage an independent compensation consultant. Our Chief Executive Officer annually reviews the performance of each of the other executive officers relative to individual and corporate annual performance goals established for the year. Our Chief Executive Officer then presents his compensation recommendations based on these reviews to our compensation committee. To the extent permitted by and consistent with applicable law and the provisions of a given equity-based plan, our compensation committee may delegate to one or more officers the power to grant options or other stock awards pursuant to such equity-based plan to our employees or any of our subsidiaries who are not our directors or our executive officers.

Our compensation committee operates under a written charter that satisfies the applicable listing standards of the NYSE and is available on the governance section of our website at www.energyvault.com.

Nominating and corporate governance committee

Our nominating and corporate governance committee consists of Mary Beth Mandanas, Theresa Fariello and Larry Paulson, with Ms. Mandanas serving as chair. The composition of our nominating and governance committee meets the requirements for independence under the rules and regulations of the SEC and the listing standards of the NYSE applicable to nominating and corporate governance committee members. Our nominating and corporate governance committee held one meeting in 2024.

The nominating and corporate governance committee is responsible for, among other things:

overseeing the Board evaluation process, including conducting periodic evaluations of (i) the performance of the Board as a whole, each board committee, and each individual director, and (ii) the qualifications and performance of Board’s members eligible for reelection;

reviewing the composition and size of the Board and determining the criteria for Board’s membership;

establishing procedures for the submission of candidates for election to the Board, including recommendations by our stockholders, which procedures shall be set forth in our policies and procedures for director candidates;

selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders;

reviewing and evaluating any stockholder nominees for director submitted in accordance with our bylaws and any candidates for the Board recommended by stockholders in accordance with our policies and procedures for director candidates;

identifying, considering, and recommending candidates to fill new positions or vacancies on the Board;

reviewing and making recommendations to the Board on the appropriateness of continued director service by any director who submits a letter of resignation to the Board in accordance with the corporate governance guidelines;

periodically reviewing the composition of each board of directors committee and making recommendations to the Board for the creation of additional Board committees or the change in mandate or dissolution of Board committees;

recommending to the Board persons to be members and chairpersons of the Board committees;

overseeing the other Board committees’ annual review and assessment of the adequacy of their charters and annual evaluation of the performance of such committees;

developing and recommending to the Board the corporate governance guidelines and periodically reviewing the effectiveness of the corporate governance guidelines approved by the Board of directors and recommending proposed changes to the Board of directors;

reviewing proposed changes to our certificate of incorporation and bylaws and making recommendations to the Board;

reviewing stockholder proposals relating to corporate governance and other matters and recommending to our Board response to such proposals;

overseeing the management of risks associated with director independence, conflicts of interest, Board composition and organization, and director succession planning;

reviewing periodically the succession planning for the Chief Executive Officer and other executive officers, reporting the findings and recommendations to the Board, and working with the Board in evaluating potential successors to these positions;

periodically reviewing our code of conduct approved by the Board and recommending proposed changes to the Board;

reviewing actual and potential conflicts of interest, including potential taking of “corporate opportunities” by insiders, Board of Directors members, and corporate officers, other than related party transactions reviewed by the audit committee of the Board, and approving or prohibiting any involvement of such persons in matters that may involve a conflict of interest or the taking of a corporate opportunity;

making recommendations for director orientation and continuing education programs;

ensuring that the audit committee and compensation committee of the Board review and assess the adequacy of their respective charters annually; reviewing any other policies and charters as the Board of Directors may direct; and submitting any recommended changes to such charters and policies to the Board for approval.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the NYSE and is available on the governance section of our website at www.energyvault.com.

Compensation committee interlocks and insider participation

No member of our compensation committee is or has been a former or current executive officer or employee of the Company. During 2024, no member of our compensation committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the Board of Directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

The Company’s Director Nomination Process

As indicated above, our nominating and corporate governance committee oversees the director nomination process. This committee is responsible for assisting the Board of Directors in establishing minimum qualifications for director nominees, including qualities and skills that members of our Board of Directors are expected to possess.

Our nominating and corporate governance committee identifies and evaluates individuals qualified to become members of our Board of Directors. Our nominating and corporate governance committee then recommends that our Board of Directors select the director nominees for the election at the next annual meeting of stockholders, or to fill vacancies on our Board of Directors occurring between annual meetings of the stockholders.

Our nominating and corporate governance committee charter requires that the committee consider each candidate’s qualities and skills and our nominating and corporate governance committee considers each candidate’s character, judgment, independence, expertise, experience, length of service, other commitments and the like, as approved by the Board of Directors in our policies and procedures for director candidates. The Board of Directors believes it is important for each member of the Board of Directors to possess skills and knowledge in the areas of leadership of large, complex organizations; finance; strategic planning; laws and regulations; government relations; and relevant industries, especially the energy storage industry. These considerations help ensure that the Board of Directors as a whole has the appropriate mix of characteristics, skills and experiences for the optimal functioning of the Board of Directors in its oversight of our Company. As part of its periodic self-assessment process, the nominating and corporate governance committee reviews and evaluates its performance, including overall composition of the Board of Directors and the criteria that it uses for selecting nominees in light of the specific skills and characteristics necessary for the optimal functioning of the Board of Directors in its oversight of our Company. The nominating and corporate governance committee considers all of the criteria described above in identifying and selecting nominees and in the future may establish additional minimum criteria for nominees.

General Nomination Right of All Stockholders. Any stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Amended and Restated Bylaws (our “Bylaws”). In order for a stockholder’s director nomination to be timely, the stockholder must deliver written notice to our secretary at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting in any other year is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the one hundred and twentieth (120) day prior to such annual meeting and not later than the close of business on the later (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever occurs first. Such notification must contain the written consent of each proposed nominee to serve as a director if so elected and all other information required in Section 1.10 of our Bylaws.

Director Compensation

The information contained in “Executive and Director Compensation” is incorporated herein by reference.

Shareholder Engagement

Management and directors engage with our stockholders throughout the year in a variety of forums. Our interactions cover a broad range of governance and business topics, including proxy access, Board elections, compensation practices, peer group composition and business strategy. Our engagement activities and meaningful exchanges to which we have been exposed provide us with a valuable understanding of our stockholders’ perspectives and an opportunity to share views with them. We look forward to maintaining an open line of dialogue with our stockholders.

We encourage you to visit the Governance area of our website (https://investors.energyvault.com/governance) where you will find detailed information about our corporate governance practices and policies, including our nominating and corporate governance committee charter.

Communications from Interested Parties

Stockholders and any interested party who would like to send communications to our Board of Directors, any Board committee, to the non-management or independent directors, or to any individual director may do so by submitting such communications in writing to the Board of Directors, the Board committee, or the individual director at 4165 East Thousand Oaks Blvd, Suite 100, Westlake Village, CA 91362 or by emailing legal@energyvault.com. We suggest, but do not require, that such submissions include the name and contact information of the stockholder or interested party making the submission and a description of the matter that is the subject of the communication. In accordance with instructions from our Board of Directors any such communication will be reviewed by the Chief Legal Officer and, to the extent such communication falls within the scope of matters generally considered by our Board of Directors, then the Chief Legal Officer will distribute such information to our Board of Directors, any Board committee or to any individual director for review, as appropriate.

Executive Sessions of Non-Management Directors

As provided in the Corporate Governance Guidelines, executive sessions of non-management directors are held at each of the four regularly scheduled meetings each year, and at such other times as may be requested by the non-executive Chairperson or the Lead Independent Director or one or more non-management directors. Executive sessions including only independent directors are held at least once a year. Our Lead Independent Director, Mr. Paulson, currently presides over executive sessions.

Code of Ethics and Business Conduct

We have adopted a code of ethics and business conduct that applies to all employees, including employees of our subsidiaries, as well as each member of our Board of Directors. The code of ethics and business conduct is available at our website at https://investors.energyvault.com/governance.

We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our website, at the address specified above.

Insider Trading Policy

Our Board of Directors has adopted an Insider Trading Policy, which applies to all of our directors, officers and employees, and governs the purchase, sale and/or other dispositions of our securities. We believe that the policy is reasonably designed to promote compliance with insider trading laws, rule and regulations, and applicable listing standards. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as puts and calls, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as our other stockholders. In addition, individuals subject to this policy are prohibited from pledging the Company’s securities as collateral to secure loans, without the approval of a compliance officer. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

Environmental, Social and Governance

We are committed to sustainability as reflected in our core mission, our focus on sustainable business management practices, and our dedication to sustainable production design and supply chain management. Our focus in 2024 was on designing more sustainable products and taking steps to implement a cohesive sustainability strategy across business lines and geographies. Our sustainability directive is to enable a renewable world through the implementation of sustainable business practices that will ultimately yield a positive impact on the environment. We respect our business relationships and strive to be a responsible partner to our suppliers and customers around the world. Maintaining an environment of transparency and accountability allows us to share our passions and commitments with all of our stakeholders. Our strong dedication to transparency with respect to sustainability and ESG is reflected by our plan to publish annual sustainability reports, which can be accessed on our website.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

☐	OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025.

The audit committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. Our audit committee has selected BDO USA, P.C. ("BDO") to serve as our independent registered public accounting firm to audit the consolidated financial statements of Energy Vault Holdings, Inc. for the fiscal year ending December 31, 2025 .. As a matter of good corporate governance, we are asking the stockholders to ratify the selection of BDO as our independent registered public accounting firm for the year ending December 31, 2025 . The affirmative vote of a majority of the Common Stock having voting power present in person or represented by proxy and entitled to vote will be required to ratify the selection of BDO.

Stockholders are not required to ratify the appointment of BDO as our independent registered public accounting firm. If stockholders fail to ratify the appointment, the audit committee will consider whether or not to retain BDO. Even if the appointment is ratified, the audit committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of BDO will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

BDO has served as our auditor since 2020. A representative of BDO is expected to be present virtually at the annual meeting to respond to appropriate questions and make a statement if he or she so desires.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed by BDO for the fiscal years ended December 31, 2024 and December 31, 2023 :

	2024	2023
Audit Fees(1)	$727,530	$813,921.54

Total	$727,530	$813,921.54

(1)	Audit Fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements for 2024 and 2023, quarterly reviews of interim consolidated financial statements and audit services in connection with statutory filings for our international subsidiaries. It includes approximately $52,000 respectively, for issuance of consents and professional services provided in connection with registration statements.

Pre-Approval Policies

Our audit committee approved all audit and audit-related fees for services performed by our independent registered public accounting firm during 2024. The audit committee has audit and non-audit services pre-approval policies and procedures in place. The policies and procedures provide for general pre-approval for a specified range of fees for certain categories of routine services to be provided during a given calendar year. This general pre-approval is automatically renewed at the beginning of each calendar year, unless otherwise determined by the audit committee. If the cost of any proposed service exceeds the amount for which general pre-approval has been established, specific pre-approval by the audit committee is required. Specific pre-approval of services is considered at the regular meetings of the audit committee. The policies and procedures in place also establish a list of prohibited non-audit services. In making all of its pre-approval determinations, the audit committee considers, among other things, whether such services are consistent with the rules promulgated by the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC regarding auditor independence, whether the independent auditor is best positioned to provide the most effective and efficient service, and whether the service might enhance the Company’s ability to manage and control risk or improve audit quality. These and other factors are considered as a whole and no one factor is necessarily determinative.

Vote Required

Approval of Proposal 2 requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes, if any, will have no effect on the ratification of the appointment of BDO USA, P.C.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the ratification of BDO as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

AUDIT COMMITTEE REPORT

The audit committee is a committee of the Board of Directors that meets the listing standards of the NYSE and the rules and regulations of the SEC. The audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of the audit committee is available on our website at https://investors.energyvault.com/governance. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

The audit committee provides oversight of our accounting and financial reporting process, the audit of our consolidated financial statements, and our internal control function. With respect to our financial reporting process, our management establishes and maintains internal controls and prepares our consolidated financial statements. The independent registered public accounting firm, BDO USA, P.C. ("BDO"), performed an independent audit of our consolidated financial statements as of and for the year ended December 31, 2024. The audit committee oversees these activities. The audit committee does not prepare our financial statements, which is the responsibility of management. The audit committee discussed with the independent registered public accounting firm, BDO, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent registered public accounting firm’s communications with the audit committee, as well as by SEC regulations.

Consistent with the audit committee’s oversight function, the audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with the Company’s management. The audit committee received the written disclosures and the letter from BDO as required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and discussed with BDO the accounting firm’s independence.

Based on the audit committee’s review and discussions with management and BDO, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors:

AUDIT COMMITTEE
Thomas Ertel (Chair)
Mary Beth Mandanas
Stephanie Unwin
Members of the Audit Committee

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

Below is biographical information for each of our current executive officers as of April 10, 2025, other than Robert Piconi (whose biographical information is shown under “Proposal 1: Election of Two Class I Directors”).

Name	Age	Position
Robert Piconi	54	Chief Executive Officer and Director
Michael Beer	43	Chief Financial Officer
Christopher K. Wiese	64	President of EV Labs
Akshay Ladwa	41	Chief Development and Operations Officer

Michael Beer has served as our Chief Financial Officer since April 2024. Prior to Energy Vault, Mr. Beer served as Chief Financial Officer for Freewire Technologies, Inc. (Freewire), an Industry leader in ultra-fast EV charging, battery storage and energy management solutions, from 2021 to 2024. Prior to Freewire, he served as Head of Financial Strategy & Investor Relations at Luminar Technologies, Inc (Nasdaq: LAZR) from 2017 to 2021, culminating in the company’s public listing. Before Luminar, Beer spent seven years at Citigroup Inc., serving as a Senior Research Analyst in Hong Kong and Singapore, covering the transportation, logistics and infrastructure space across Asia. Previously, he covered the North American transportation sector at Bear Stearns and Wolfe Research in New York. Mr. Beer also currently serves on the Board of Directors at UK-based venture builder, Cambridge Future Tech Ltd. (CFT) and is a Partner at Vest Coast Capital.

Christopher K. Wiese has served as Energy Vault’s President of EV Labs since July 2024. Mr. Wiese also served as Energy Vault Inc.’s Chief Operating Officer from October 2021 to June 2024 and Vice President of Engineering from March 2021 to September 2021. Prior to Energy Vault, Mr. Wiese served as Vice President of Global Procurement for Zebra Technologies Corporation (Nasdaq: ZBRA) from 2015 to 2019. Prior to joining Zebra Technologies Corporation Mr. Wiese served as the Senior Vice President of Engineering at Danaher from 2013 to 2014, and the Chief Operating Officer for Spirent Communications plc from 2007 to 2013. Mr. Wiese began his career at Bell Labs in 1988 and progressed through increasing roles of responsibility within the R&D, Engineering and Supply Chain organizations. Mr. Wiese holds a B.S. and a M.S. in Mechanical Engineering from the University of Wisconsin.

Akshay Ladwa has served as Energy Vault’s Chief Development and Operations Officer since July 2024. Mr. Ladwa also served as Energy Vault’s Chief Engineering Officer from October 2021 to June 2024. Mr. Ladwa is responsible for technology innovation and creating customer centric solutions. Prior to Energy Vault, Mr. Ladwa served as Vice President of Energy Storage & Integration at BrightNight from November 2019 to October 2021. Mr. Ladwa served as Vice President of Engineering at Wartsila from July 2017 to November 2019. Mr. Ladwa served various roles at Greensmith Energy Management Systems from June 2013 to July 2017, including Engineering Program Manager, Director of Engineering, and Vice President of Engineering. Mr. Ladwa holds a B.E. in Mechanical Engineering from Visvesvaraya Technological University, and an M.S. of Mechanical Engineering from Lawrence Technological University.

EXECUTIVE AND DIRECTOR COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “2024 Summary Compensation Table” below. For the year ended December 31, 2024, our named executive officers were Robert Piconi, Chief Executive Officer, Michael Beer, Chief Financial Officer and Akshay Ladwa, Chief Development and Operations Officer.

This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Furthermore, the compensation reported in this discussion is not necessarily indicative of how the named executive officers will be compensated in the future.

2024 Summary Compensation Table

The following table shows information regarding the compensation of our named executive officers for the years ended December 31, 2024 and December 31, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)(3)
Robert Piconi	2024	783,703	329,580	(4)	5,363,000	—	177,855	388,758	(5)	7,042,896
Chief Executive Officer	2023	808,421	—		—	3,151,000	—	297,814		4,257,235

Michael Beer (6)	2024	252,404	126,202	(7)	1,182,000	744,000	—	6,563	(8)	2,311,169
Chief Financial Officer

Akshay Ladwa	2024	448,014	150,000	(4)	951,500	—	89,547	11,500	(8)	1,650,561
Chief Development and Operations Officer	2023	383,667	88,000		—	822,000	92,586	4,548		1,390,801

(1) These amounts represent the aggregate grant date fair value for awards granted in 2024 and 2023. The grant date fair value was computed in accordance with ASC Topic 718 (excluding the effect of estimated forfeitures) rather than the amounts paid to or realized by the named executive officer. The assumptions we used in valuing stock awards and option awards are described in Note 15 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 10-K”). As discussed below, Mr. Beer received a performance-based restricted stock unit award in May 2024 that was subject, in part, to market conditions (the “Market-Based Portion”). In accordance with the SEC rules, the amount reported herein for the Market-Based Portion ($480,000) is based upon the probable outcome of such conditions as of the grant date in accordance with ASC Topic 718 using the Monte Carlo method, as described in more detail in Note 15 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. The maximum value of the Market-Based Portion of Mr. Beer’s award as of the grant date (assuming the full satisfaction of the market conditions) would have been $702,000.

(2) Represents 2024 annual cash bonuses granted to the named executive officer based on a review of the yearly performance of the named executive officer and the Company. These bonuses were paid in March 2025. The Board approved a 2024 cash bonus in the amount of $177,855 for Mr. Piconi, however, Mr. Piconi elected to forgo his bonus in order to preserve cash for the general incentive compensation pool to be redistributed to the non-executive employee population.

(3) Amounts shown in this table are expressed in U.S. dollars. Amounts for 2023 paid in CHF to Mr. Piconi have been converted to U.S. dollars based on an exchange rate of 1.18797 as of December 31, 2023. Amounts for 2024 paid in CHF to Mr. Piconi have been converted to U.S. dollars based on an exchange rate of 1.0986 as of December 31, 2024.

(4) The amounts reflect retention bonuses awarded in 2024, which were paid in 3 installments in April, July, and October 2024. The retention bonus installments are subject to clawback if the Company terminates the executive for cause or the executive terminates his employment with the Company for any reason, in each case within 12 months of payment of such installment.

(5) This amount represents (i) a health allowance of $27,408, (ii) a car allowance of $30,770, (iii) medical physical fees of $21,918, (iv) club fees of $30,137, (v) 401(k) employer matching contributions of $1,969, (vi) tax return preparation fees of $180,265, (vii) statutory Swiss pension costs of $94,892 and (viii) bank holiday overtime payment of $1,399.

(6) Mr. Beer commenced employment with the Company effective April 15, 2024.

(7) This amount reflects a guaranteed bonus paid to Mr. Beer for 2024 pursuant to Mr. Beer’s employment agreement.

(8) These amounts represent 401(k) employer matching contributions.

Narrative Disclosure to 2024 Summary Compensation Table

The compensation of our named executive officers generally consists of base salary, annual incentive compensation and equity compensation. In making executive compensation decisions for our named executive officers, the Board, with input from the Chief Executive Officer (other than with respect to his own arrangements) considers such factors as it deems appropriate in its exercise of discretion and business judgment, including a subjective assessment of the named executive officer’s performance, the amount of vested and unvested equity awards held by the officer, amounts paid to our other executive officers and competitive market conditions.

Base Salary

Base salary is set at a level that is commensurate with the named executive officer’s duties and authorities, contributions, prior experience and sustained performance. Our named executive officers’ base salaries are typically reviewed annually, and adjustments may be made when the Board or our compensation committee deems appropriate.

The following table shows the annual cash base salaries of our named executive officers for 2024 and 2025.

Name	2024 Cash Annual Base Salary ($)		2025 Cash Annual Base Salary ($)
Robert Piconi(1)	724,500	(2)	724,500
Michael Beer(3)	375,000		375,000
Akshay Ladwa	441,000	(4)	458,640	(5)

(1) Mr. Piconi is paid all but $60,000 of his base salary in Swiss Francs (CHF), and his employment agreement generally requires conversion of his annual base salary from US dollars to Swiss Francs to be calculated on a one-for-one basis.

(2) On March 1, 2024, increased from $690,000 to $724,500 in connection with ordinary course merit increases for 2024.

(3) Mr. Beer commenced employment with the Company effective April 15, 2024.

(4) On March 1, 2024, increased to from $420,000 to $441,000 in connection with ordinary course merit increases for 2024.

(5) On March 1, 2025, increased to $458,640 in connection with ordinary course merit increases for 2025.

2024 Annual Cash Bonuses

Each of our named executive officers is eligible to earn an annual incentive bonus for each year they are employed by us, with the target amount of such bonus opportunity set as a percentage of each named executive officer’s annual base salary. Target cash bonus opportunities are set at a level that is commensurate with the named executive officer’s duties and authorities, contributions, prior experience and sustained performance. The target bonus opportunities are typically reviewed annually and are adjusted when the Board or our compensation committee determines it is appropriate.

For 2024, our named executive officers’ target annual cash bonuses, expressed as a percentage of base salary, paid in 2025, were 100% for Mr. Piconi, 100% for Mr. Beer and 75% for Mr. Ladwa.

Based upon recommendations from our compensation committee, our Board generally determines annual bonuses for our named executive officers’ by multiplying (a) base salary, by (b) target cash bonus percentage, by (c) the level of achievement of corporate objectives, and then adjusts the resulting amount to reflect individual performance during the year. In addition, the Board retains discretion to adjust annual bonuses further as it determines to be appropriate to reflect other factors that the Board believes to be appropriate.

The table below provides additional details about the Board’s assessment of our actual performance against our 2024 corporate objectives:

2023 Corporate Objective	Weighting	Assessed Performance	Weighted Performance
Contract Bookings	30%	35%	10.5%
Recognized Revenue	20%	0%	0%
Gross Margin	20%	0%	0%
EOY Unrestricted Cash	20%	0%	0%
Safety	10%	100%	10%
Total	100%		20.5%

In assessing individual performance during the year, the Board and the compensation committee take into account Mr. Piconi’s assessment of the named executive officers other than himself. The assessment of Mr. Piconi’s performance objectives are determined by the Board based upon the recommendation of the compensation committee.

In March 2025, in consultation with management and upon the recommendation of the compensation committee, the Board determined that the corporate objectives were achieved at 20.5% of target. After assessing individual performance, the Board determined to award a cash bonus to Mr. Piconi equal to 20.5% of his target bonus, a cash bonus to Mr. Ladwa equal to 130% of his target bonus and a cash bonus to Mr. Beer equal to 50% of his target bonus (which represented the guaranteed bonus for 2024 that he was entitled to receive pursuant to his employment agreement). Mr. Piconi elected to forgo his bonus in order to preserve cash for the general incentive compensation pool to be redistributed to the non-executive employee population. The actual amounts paid to our named executive officers under the Company’s 2024 annual cash bonus program are set forth in the 2024 Summary Compensation Table above under the heading “Non-Equity Incentive Plan Compensation” (or, for Mr. Beer, under the heading “Bonus”).

Equity Compensation

In 2024, the equity compensation granted to Mr. Piconi and Mr. Ladwa consisted of restricted stock units (“RSUs”) pursuant to an equity incentive plan that we maintain. These RSUs vest over three years, subject generally to continued service.

In connection with Mr. Beer’s commencement of employment with us in 2024, we granted him a RSU award covering 600,000 shares of our common stock, a performance-based restricted stock unit award (“PSUs”) covering 600,000 shares of our common stock and an option to purchase 800,000 shares of our common stock under our 2022 Employment Inducement Award Plan (the “Inducement Plan”). The RSUs and the option vest over four years, with 25% vesting on June 30, 2025, and the remainder vesting in 12 equal quarterly installments thereafter. The PSUs vest as follows: (i) as to 200,000 shares, if the fair market value per share of common stock equals or exceeds $3.50 for twenty trading days during any consecutive thirty trading day period occurring after May 16, 2025 and prior to May 16, 2028, (ii) as to 200,000 shares, if the fair market value per share of common stock equals or exceeds $4.50 for twenty trading days during any consecutive thirty trading day period occurring after May 16, 2025 and prior to May 16, 2028, and (iii) as to 200,000 shares, if the fair market value per share of common stock equals or exceeds $5.50 for twenty trading days during any consecutive thirty trading day period occurring after May 16, 2025 and prior to May 16, 2028. These equity awards are generally subject to continued service on the vesting date.

Please refer to our Outstanding Equity Awards at 2024 Fiscal Year End table below for additional information regarding equity awards held by our named executive officers.

Health and Welfare Benefits and Perquisites

Our named executive officers are generally eligible to participate in our health and welfare plans to the same extent as other full-time employees. We reimburse our named executive officers for their necessary and reasonable business and travel expenses incurred in connection with their services to us.

We also sponsor a 401(k) defined contribution plan in which our NEOs may participate, subject to limits imposed by the Internal Revenue Code, to the same extent as all of our other full-time employees. During 2024, we made discretionary employer matching contributions equal to 100% for the first 1% of eligible compensation and 50% for eligible contributions made by participants in the 401(k) plan, up to 6% of a participant’s eligible compensation. These matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.

Additionally, Mr. Piconi is entitled to certain additional expenses and reimbursements, as described below in the section entitled “Employment Arrangements with Energy Vault’s Named Executive Officers — Agreements with Robert Piconi.” Otherwise, we generally do not provide our named executive officers with perquisites or other personal benefits.

Employment Arrangements with Energy Vault’s Named Executive Officers

We have entered into an employment agreement with each of our named executive officers setting forth the initial terms of such officer’s employment. For each of our named executive officers, employment is “at will” and may be terminated at any time.

Agreements with Robert Piconi

Mr. Piconi entered into a new employment agreement with the Company and Energy Vault SA on November 11, 2022, pursuant to which Mr. Piconi serves as the Company’s President and Chief Executive Officer (the “Piconi Agreement”).

Pursuant to the Piconi Agreement, Mr. Piconi is entitled to receive an annual base salary and an annual discretionary bonus award targeted at a percentage of his then-current base salary. Mr. Piconi’s annual base salary and target annual bonus for 2024 are set forth above under the headings “Base Salary” and “2024 Annual Cash Bonuses”. Mr. Piconi is also entitled to receive annual equity awards at a target level at least equal to four times the sum of his base salary plus target bonus. Upon a change in control, 100% of all time-based equity awards will become fully vested and 50% of all then unvested performance-based equity awards will become immediately vested.

Mr. Piconi is also entitled to receive (i) a tax gross-up payment for any incremental taxes imposed on him as a result of expense reimbursements, (ii) reimbursements for reasonable costs incurred in connection with accounting and tax return preparation assistance, (iii) the cost of an annual health examination, (iv) reasonable costs incurred in connection with global physician support services when on Company business travel, (v) monthly membership dues of up to $2,500 per month for a professional or industry social club and (vi) an automobile allowance of up to $1,500 per month. We also make contributions in respect of a pension program established for employees in Switzerland that Mr. Piconi is entitled to participate in.

Under the terms of the Piconi Agreement, in the event of a termination by the Company without cause, by Mr. Piconi for good reason, or due to Mr. Piconi’s death or disability, each within the meaning of and under the Piconi Agreement (each, a “Qualifying Termination”), Mr. Piconi will be entitled to receive (i) an amount in cash equal to one times his base salary and his target bonus, (ii) any earned but unpaid bonus for the year prior to the year of termination, and (iii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA. Additionally, 50% of any equity-based awards that vest solely based on continued service would become immediately vested and with respect to any awards that vest based on the attainment of performance conditions, 50% of such awards would become immediately vested at the target level of performance and 50% of such awards would remain outstanding and eligible to vest based on the attainment of the applicable performance conditions until the earlier of (i) the end of the original performance period and (ii) the second anniversary of the date of termination. Furthermore, Mr. Piconi’s right to exercise any stock options would be extended for two years from the date of termination (subject to earlier termination in a change in control and upon the final expiration date of the option).

If the Qualifying Termination occurs within 90 days prior to, or within 18 months following, a change in control of the company, then, in lieu of the payments and benefits set forth above, Mr. Piconi will be entitled to receive (i) an amount in cash equal to two times his base salary plus 1.5 times his target bonus, (ii) any earned but unpaid bonus for the year prior to the year of termination, and (iii) up to 18 months of continued medical, dental or vision coverage pursuant to COBRA. Additionally, any unvested equity-based awards will become vested (with any performance-based conditions measured at target level of performance). Furthermore, Mr. Piconi’s right to exercise any stock options would be extended for two years from the date of termination (subject to earlier termination in a change in control and upon the final expiration date of the option).

Pursuant to the terms of the Piconi Agreements, Mr. Piconi is subject to (i) customary invention assignment and confidentiality restrictions and (ii) non-compete and non-solicit covenants for 12 months post-termination of employment.

Additionally, in April 2024, we entered into a retention bonus agreement with Mr. Piconi providing for a retention bonus equal to CHF 300,000, which was paid in 3 installments in April, July, and October 2024. The retention bonus installments are subject to clawback if the Company terminates Mr. Piconi for cause or the executive terminates his employment with the Company for any reason, in each case within 12 months of payment of the applicable installment.

Agreement with Michael Beer

On April 3, 2024, the Company and Michael Beer, the Company’s Chief Financial Officer, entered into an employment agreement (the “Beer Agreement”).

Pursuant to the Beer Agreement, Mr. Beer’s initial annual base salary was $375,000. Mr. Beer will also be eligible to receive an annual cash bonus targeted at 100% of his annual base salary and an initial equity grant, which was granted in May 2024 and is described above. For fiscal year 2024, the Company agreed to pay a minimum of 50% of Mr. Beer’s target bonus, which was paid at the same time as other 2024 bonuses.

Under the terms of the Beer Agreement, in the event of a termination by the Company without cause or by Mr. Beer for good reason, each within the meaning of and under the employment agreement, Mr. Beer will be entitled to receive (i) an amount of cash equal to one times his annual base salary, (ii) a pro-rated target annual bonus for the year in which termination occurs and (iii) eighteen months of Company paid COBRA continuation coverage. However, if any such termination occurs within eighteen months following a change in control, he will instead receive (i) an amount of cash equal to 1.5 times the sum of his annual base salary and target annual bonus, (ii) a pro-rated target annual bonus for the year in which termination occurs, (iii) eighteen months of Company paid COBRA continuation coverage, and (iv) full vesting of his outstanding and unvested equity awards.

Pursuant to the terms of the Beer Agreement, Mr. Beer agreed to our standard Employee Confidentiality, Non-Disclosure, and Inventions Assignment Agreement, which includes (i) customary invention assignment and confidentiality provisions and (ii) an employee non-solicit covenant for 12 months post-termination of employment.

Agreements with Akshay Ladwa

On October 6, 2023, Energy Vault, Inc. and Akshay Ladwa, the Company’s Chief Engineering Officer, entered into an employment agreement (the “Ladwa Agreement”), which superseded a prior offer letter that he had entered into with the Company.

Pursuant to the Ladwa Agreement, Mr. Ladwa is entitled to receive an annual base salary and an annual cash bonus targeted at a percentage of his annual base salary. Mr. Ladwa’s annual base salary and target annual bonus for 2024 are set forth above under the headings “Base Salary” and “2024 Annual Cash Bonuses”.

Under the terms of the Ladwa Agreement, in the event of a termination by the Company without cause or by Mr. Ladwa for good reason, each within the meaning of and under the employment agreement, Mr. Ladwa will be entitled to receive (i) an amount in cash equal to one times his base salary (or, if the termination occurs within 18 months following a change in control, 1.5 times the sum of his base salary and target annual bonus), (ii) a pro-rated target bonus for the year of termination, (iii) accelerated vesting of all unvested equity awards if such termination occurs within 18 months following a change in control, and (iv) up to 18 months of continued medical, dental or vision coverage pursuant to COBRA.

Pursuant to the terms of the Ladwa Agreement, Mr. Ladwa agreed to our standard Employee Confidentiality, Non-Disclosure, and Inventions Assignment Agreement, which includes (i) customary invention assignment and confidentiality provisions and (ii) an employee non-solicit covenant for 12 months post-termination of employment.

Additionally, in April 2024, we entered into a retention bonus agreement with Mr. Ladwa providing for a retention bonus equal to $150,000, which was paid in 3 installments in April, July, and October 2024. The retention bonus installments are subject to clawback if the Company terminates Mr. Ladwa for cause or the executive terminates his employment with the Company for any reason, in each case within 12 months of payment of the applicable installment.

Outstanding Equity Awards at 2024 Year-End

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2024.

		Option Awards (1)				Stock Awards (2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Robert Piconi	11/10/2022(4)					812,500	1,852,500
	12/16/2022(5)					199,447	454,739
	11/10/2022(6)							1,300,000	2,964,000
	12/16/2022(7)							199,048	453,829
	05/19/2023(8)	766,590	1,533,410	$1.86	05/19/2030
	03/07/2024(9)					3,100,000	7,068,000

Michael Beer	05/16/2024(10)					600,000	1,368,000
	05/16/2024(11)							200,000	456,000
	05/16/2024(12)	—	800,000	$1.17	05/16/2034

Akshay Ladwa	10/28/2021(13)					105,836	241,306
	07/03/2022(4)					167,188	381,189
	12/16/2022(5)					66,800	152,304
	05/19/2023(8)	199,980	400,020	$1.86	05/19/2030
	03/06/2024(9)					550,000	1,254,000

(1) Represents options granted pursuant to the Company’s 2022 Equity Incentive Plan (the “2022 Plan”) or the Inducement Plan.

(2) Represents unvested RSUs granted pursuant to the 2022 Plan or the Inducement Plan. Each RSU represents a contingent right to receive one share of the Company’s common stock upon vesting.

(3) Market value calculated using the closing price per share of our common stock on December 31, 2024 (the last trading day of 2024) of $2.28.

(4) The outstanding RSUs vest in five equal quarterly installments (with the first such installment occurring on February 28, 2025). The award may be subject to accelerated vesting, as described above in the section entitled “Employment Arrangements with Energy Vault’s Named Executive Officers.”

(5) The outstanding RSUs vest in four equal quarterly installments (with the first such installment occurring on January 31, 2025). The award may be subject to accelerated vesting, as described above in the section entitled “Employment Arrangements with Energy Vault’s Named Executive Officers.”

(6) The award of RSUs vests as to 33.33% upon the achievement of the Company’s common stock reaching a market price of $15 per share for 20 out of 30 trading days prior to February 11, 2029 (the “$15 Share Price Target”), 33.33% upon the achievement of the Company’s common stock reaching a market price of $17.50 per share for 20 out of 30 trading days prior to February 11, 2029 and 33.33% upon the achievement of the Company’s common stock reaching a market price of $20 per share for 20 out of 30 trading days prior to February 11, 2029. In accordance with SEC rules, the number of shares reported represents payout based on the achievement of the threshold performance goal, which is the $15 Share Price Target. The award may be subject to accelerated vesting, as described above in the section entitled “Employment Arrangements with Energy Vault’s Named Executive Officers.”

(7) The award of RSUs vests as to 33.33% upon the achievement of the Company’s common stock reaching a market price of $11 per share for 20 out of 30 trading days prior to December 15, 2026 (the “Piconi $11 Share Price Target”), 33.33% upon the achievement of the Company’s common stock reaching a market price of $13 per share for 20 out of 30 trading days prior to December 15, 2026 and 33.33% upon the achievement of the Company’s common stock reaching a market price of $15 per share for 20 out of 30 trading days prior to December 15, 2026. In accordance with SEC rules, the number of shares reported represents payout based on the achievement of the threshold performance goal, which is the Piconi $11 Share Price Target. The award may be subject to accelerated vesting, as described above in the section entitled “Employment Arrangements with Energy Vault’s Named Executive Officers.”

(8) The shares subject to the option vest in three substantially equal annual installments, with the first installment vesting on May 4, 2024.

(9) The award of RSUs vests as to 33.2% on March 31, 2025, with the remainder vesting in eight equal quarterly installments thereafter. The award may be subject to accelerated vesting, as described above in the section entitled “Employment Arrangements with Energy Vault’s Named Executive Officers.”

(10) The award of RSUs vests as to 25% of the award on June 30, 2025, with the remainder vesting in twelve equal quarterly installments thereafter. The award may be subject to accelerated vesting, as described above in the section entitled “Employment Arrangements with Energy Vault’s Named Executive Officers.”

(11) The award of RSUs vests as to 33.33% upon the achievement of the Company’s common stock reaching a market price of $3.50 per share for 20 out of 30 trading days prior to May 16, 2028 (the “Beer $3.50 Share Price Target”), 33.33% upon the achievement of the Company’s common stock reaching a market price of $4.50 per share for 20 out of 30 trading days prior to May 16, 2028 and 33.33% upon the achievement of the Company’s common stock reaching a market price of $5.50 per share for 20 out of 30 trading days prior to May 16, 2028. In accordance with SEC rules, the number of shares reported represents payout based on the achievement of the threshold performance goal, which is the Beer $3.50 Share Price Target. The award may be subject to accelerated vesting, as described above in the section entitled “Employment Arrangements with Energy Vault’s Named Executive Officers.”

(12) The shares subject to the option vests as to 25% on June 30, 2025, with the remainder vesting in twelve equal quarterly installments thereafter. The award may be subject to accelerated vesting, as described above in the section entitled “Employment Arrangements with Energy Vault’s Named Executive Officers.”

(13) The outstanding RSUs vest in twenty-two equal monthly installments (with the first such installment occurring on January 31, 2025). The award may be subject to accelerated vesting, as described above in the section entitled “Employment Arrangements with Energy Vault’s Named Executive Officers.”

Policies and Practices Relating to the Timing of Equity Awards

Our general practice is to not grant equity awards in anticipation of the release of material nonpublic information or time the release of material nonpublic information for the purpose of affecting the value of executive compensation. The compensation committee uses its business judgment to determine the size of our equity awards and would consider any material nonpublic information that is known to the compensation committee before granting an award. Although we do not have a formal policy with respect to the timing of our equity award grants, the compensation committee has historically granted awards on a predetermined annual schedule or in connection with an individual’s commencement of employment.

During 2024, we did not grant stock options to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

Clawback Policy

In 2023, we adopted a compensation recovery, or “clawback,” policy (the “Clawback Policy”) in accordance with the listing standards of the NYSE and Exchange Act Rule 10D1. Under the Clawback Policy, which applies to the Company’s current and former executive officers (as defined under Exchange Act Rule 10D1), the Company is required to recoup the amount of any erroneously awarded compensation (as defined in the Clawback Policy) on a pretax basis within a specified lookback period in the event of any accounting Restatement (as defined in the Clawback Policy), subject to limited impracticability exceptions. The Clawback Policy is overseen and administered by the Compensation Committee. The full text of the Clawback Policy was included as Exhibit 97 to our Annual Report on Form 10K for the fiscal year ended December 31, 2024.

Non-Executive Director Compensation

The following table sets forth in summary form information concerning the compensation that was earned by or paid to each of our non-executive directors during the year ended December 31, 2024. Mr. Piconi served as a member of our Board in 2024, however, he is compensated as an employee for service as our Chief Executive Officer and does not receive additional compensation for his service as a member of our Board. See “Executive Compensation — 2024 Summary Compensation Table” above for information regarding Mr. Piconi’s compensation.

2024 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Larry M Paulson	75,000	275,636	350,636
Bill Gross	75,000	154,740	229,740
Stephanie Unwin(2)	75,000	161,434	236,434
Thomas Ertel	75,000	174,706	249,706
Mary Beth Mandanas	75,000	174,706	249,706
Theresa Fariello	75,000	153,950	228,950
Zia Huque(3)	18,750	--	18,750

(1) Amounts reflect the grant date fair value of stock awards granted during the applicable year computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

(2) Ms. Unwin was elected as a director effective March 7, 2024.

(3) Ms. Huque resigned from the Board effective March 7, 2024.

The table below shows the aggregate numbers of stock awards held as of December 31, 2024 by each non-employee director. None of our non-employee directors held any outstanding option awards as of December 31, 2024.

Name	Total Stock Awards Outstanding
Larry M Paulson	159,203
Bill Gross	140,318
Thomas Ertel	159,203
Mary Beth Mandanas	159,203
Theresa Fariello	125,633
Stephanie Unwin	137,978
Zia Huque	14,422

We maintain a non-executive director compensation program whereby each non-executive director receives the following amounts for their service on the Board:

●	an annual cash retainer of $75,000, paid quarterly in arrears;

●	a grant of RSUs with an approximate grant date value of $200,000 upon the non-executive director’s initial election or appointment to the Board (the “Initial Award”);

●	a grant of RSUs with an approximate grant date value of $15,000 in addition to the Initial Award if the non-executive director is the chair of a committee;

●	if the non-executive director has served on our Board for at least six months as of the date of an annual meeting of stockholders, a grant of RSUs with an approximate grant date value of $100,000 (the “Annual Award”); and

●	a grant of RSUs with an approximate grant date value of $15,000 in addition to the Annual Award if the non-executive director is the chair of a committee.

The Initial Award will vest in three annual installments on each anniversary of the date of grant, subject to the director’s continued service on the Board through each such anniversary. Annual Awards will vest in full on the earlier of the one-year anniversary of the date of grant or the date of the next annual meeting of stockholders, subject to the director’s continued service on the Board through such date. In the event of a change in control, both the Initial Award and Annual Awards will vest in full so long as the non-executive director remains in service through such change in control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of March 31, 2025 by:

●	each person who is known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock;

●	each current named executive officer and director of the Company; and

●	all current executive officers and directors of the Company, as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. The beneficial ownership percentages set forth in the table below are based on 154,242,940 shares of Common Stock issued and outstanding as of March 31, 2025.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock. Unless otherwise indicated, the business address of each of the directors and executive officers of each of the directors and executive officers of the Company is 4165 East Thousand Oaks Blvd, Suite 100, Westlake Village, CA 91362.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
Named Executive Officers and Directors:
Robert Piconi(1)	19,917,816	12.7%
Michael Beer	—	—
Akshay Ladwa(2)	1,009,746	*
Theresa Fariello(3)	97,306	*
Dylan Hixon(4)	860,065	*
Thomas Ertel(5)	94,840	*
Mary Beth Mandanas(6)	94,840	*
Larry M. Paulson(7)	1,657,026	1.1%
Stephanie Unwin(8)	45,988	*
All Directors and Current Executives Officers of Energy Vault as a Group (10 individuals)(9)	24,103,91	15.4%
Five Percent Holders:
SoftBank Vision Fund (AIV M2) L.P.(10)	18,535,631	12.0%
SailingStone Capital Partners LLC(11)	8,147,398	5.3%
Dakin Sloss(12)	7,552,864	5.1%

*	Means less than 1%.

(1)	Includes (i) 1,404,046 shares of Common Stock underlying restricted stock units that vest within 60 days as of March 31, 2025; (ii) 1,533,180 shares of Common Stock underlying stock options that are currently exercisable or will be exercisable within 60 days of March 31, 2025; (iii) 4,307,946 shares of Common Stock held of record by the Piconi Family 2021 Delaware Trust for which Mr. Piconi serves as investment advisor; and (iv) 4,307,946 shares of Common Stock held of record by the Piconi 2021 Delaware Trust for which Mr. Piconi serves as investment advisor.

(2)	Includes (i) 308,509 shares of Common Stock underlying restricted stock units that vest within 60 days as of March 31, 2025and (ii) 399,960 shares of Common Stock underlying stock options that are currently exercisable or will be exercisable within 60 days of March 31, 2025.

(3)	Includes 68,989 shares of Common Stock underlying restricted stock units that vest within 60 days as of March 31, 2025.

(4)	Includes 860,065 shares of Common Stock held directly by Arden Road Investments LLC. Mr. Hixon manages and maintains investment and dispositive power over the securities held by Arden Road Investments LLC. As such, Mr. Hixon may be deemed to share beneficial ownership of the Common Stock held directly by Arden Road Investments LLC. Mr. Hixon disclaims beneficial ownership of such securities. The business address of Arden Road Investments LLC is 1075 Main St. Suite 200, Waltham, MA 02451.

(5)	Includes 79,337 shares of Common Stock underlying restricted stock units that vest within 60 days as of March 31, 2025.

(6)	Includes 79,337 shares of Common Stock underlying restricted stock units that vest within 60 days as of March 31, 2025.

(7)	Includes (i) 79,337 shares of Common Stock underlying restricted stock units that vest within 60 days as of March 31, 2025; (ii) 609,256 shares of Common Stock held through the Larry M Paulson and Gretchen V Paulson Family Trust dated September 4, 2019, and any amendments thereto (the “Paulson Trust”); and (iii) 852,000 shares of Common Stock underlying warrants that are exercisable within 60 days as of March 31, 2025 held through the Paulson Trust. Mr. Paulson is trustee of the Paulson Trust, and as a result, may be deemed to be the beneficial owner of the securities held by the trust, but disclaims beneficial ownership of any shares.

(8)	Includes 45,988 shares of Common Stock underlying restricted stock units that vest within 60 days as of March 31, 2025.

(9)	Includes (i) 2,065,558 shares of Common Stock underlying restricted stock units that vest within 60 days as of March 31, 2025; (ii) 1,506,534 shares of Common Stock underlying stock options that are currently exercisable or will be exercisable within 60 days as of March 31, 2025; and (iii) 852,000 shares of Common Stock underlying warrants that are exercisable within 60 days as of March 31, 2025.

(10)	Based on a Schedule 13G filed on February 22, 2022. Consists of 18,535,631 shares of Common Stock held directly by SoftBank Vision Fund (AIV M2) L.P. SB Investment Advisers (UK) Limited (“SBIA UK”) has been appointed as alternative investment fund manager (“AIFM”) and is exclusively responsible for managing SoftBank Vision Fund (AIV M2) L.P. in accordance with the Alternative Investment Fund Managers Directive and is authorized and regulated by the UK Financial Conduct Authority accordingly. As AIFM of SoftBank Vision Fund (AIV M2) L.P., SBIA UK is exclusively responsible for making all decisions related to the acquisition, structuring, financing and disposal of SoftBank Vision Fund (AIV M2) L.P.’s investments. As a result, SBIA UK may be deemed to share beneficial ownership over the securities reported herein. The business address of SoftBank Vision Fund (AIV M2) L.P. is 251 Little Falls Drive, Wilmington, DE 19808. The business address of SBIA UK is 69 Grosvenor Street, London W1K 3JP, United Kingdom.

(11)	Based on a Schedule 13G filed on September 16, 2024. Consists of 8,147,398 shares of Common Stock held by certain investment funds and accounts for which SailingStone Capital Partners LLC (the “Investment Manager”) serves as investment manager. Investment Manager, SailingStone Holdings LLC (“Holdings”), the general partner of the Investment Manager, Mr. MacKenzie B. Davis, a manager of Holdings, and Mr. Kenneth L. Settles, Jr., a manager of Holdings, have shared voting and dispositive power of the securities beneficially held. The business address for each of the foregoing entities and Messrs. Davis and Settles is 100 Waugh Drive, Suite 600, Houston, TX 77007.

(12)	Based a Schedule 13D/A filed on February 7, 2023. Consists of (i) 6,217,287 shares held by Prime Movers Growth Fund I LP (“PML Growth”), (ii) 1,245,077 shares held by Energy Vault PML SPV 1 LP (“Energy Vault PML”), and (iii) 90,500 shares held by Prime Movers Lab Fund II LP (“PML Fund II”). Prime Movers Growth GP I LLC (“PML Growth GP”) is the general partner of PML Growth, Prime Movers Lab GP II LLC (“PML GP II”) is the general partner of Energy Vault PML, and Prime Movers Lab Fund GP II LLP (“PML Fund GP”) is the general partner of PML Fund II. Dakin Sloss is the manager of PML Growth GP, PML GP II, and PML Fund GP and may be deemed to have or share beneficial ownership of the shares held by PML Growth, Energy Vault PML, and PML Fund II. The business address for Mr. Sloss and each of the foregoing entities is P.O. Box 12829, Jackson, WY, 83002.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2023, there has not been, nor is there any proposed transaction in which we were or will be a party or in which we were or will be a participant, involving an amount that exceeded or will exceed $120,000 and in which any director, executive officer, beneficial owner of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation arrangements and other agreements and transactions which are described in “Executive and Director Compensation” section and the transactions described below.

Related Party Transactions

On May 19, 2023, we entered into a patent license option agreement with Continuum Renewables, Inc., (“Continuum”), an affiliate of Bill Gross, a former member of our Board who served until March 31, 2025. The option agreement granted Continuum an option to enter into licensing agreements in certain territories to use the Company's gravity storage technology in exchange for a fee of $0.5 million. Continuum exercised its option for one of the territories on June 30, 2023 and paid the Company an additional $0.5 million.

Indemnification agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Policies and procedures for related party transactions

We have adopted a related-party transaction policy setting forth the policies and procedures for the review and approval or ratification of transactions involving us and “related persons.” For the purposes of this policy, a “related person” is (i) any person who is or was a director or executive officer of the company or is a nominee for election as a director (as such terms are defined below) of the company at any time since the beginning of the last fiscal year; (ii) any individual or entity known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities at the time of the occurrence or existence of a related party transaction; (iii) any immediate family member of an individual identified under (i) and (ii) above; (iii) any other family members (cousins, etc.) over which an individual identified under (i) and (ii) above has control or influence, or who has control or influence over that individual; (iv) any entity or entities in which a person from the items above has a controlling interest, or exerts significant influence such that the entity is prevented from fully pursuing its own separate interest(s).

The policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated party and the extent of the related person’s interest in the transaction. All related-party transactions may only be consummated if our audit committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. Any member of the audit committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote respecting approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the audit committee that considers the transaction.

STOCKHOLDER PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing not later than December 11, 2025.

Stockholders intending to present a proposal at the 2026 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2026 Annual Meeting no earlier than January 30, 2026 and no later than March 1, 2026. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2026 Annual Meeting is more than 30 days before or more than 70 days after May 30, 2026, then our Secretary must receive such written notice not earlier than the close of business.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by the deadline for submitting director nominations under our Bylaws, as described above.

Stockholder proposals must be in writing and should be addressed to our Secretary, at our principal executive offices at 4165 East Thousand Oaks Blvd, Suite 100, Westlake Village, CA 91362 . It is recommended that stockholders submitting proposals direct them to our Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

HOUSEHOLDING

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Proxy Statement and Annual Report and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report and other proxy materials mailed to you, please submit a written request to our Secretary, at 4165 East Thousand Oaks Blvd, Suite 100, Westlake Village, CA 91362, or call our Investor Relations at 929-232-3561, and we will promptly send you what you have requested. You can also contact our Secretary or Investor Relations if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting of Stockholders is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2026 Annual Meeting. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC's website at: www.sec.gov.

OTHER MATTERS

We do not know of any business, other than as described in this Proxy Statement that should be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxies and information statements that we have filed electronically with the SEC at http://www.sec.gov.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2024 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT NOT INCLUDING EXHIBITS), WHICH WE FILED WITH THE SEC ON MARCH 31 2025, WILL BE PROVIDED WITHOUT CHARGE TO ANY STOCKHOLDER OF RECORD ON MARCH 31, 2025 UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO MR. BRAD EASTMAN, SECRETARY, ENERGY VAULT HOLDINGS, INC., 4165 East Thousand Oaks Blvd, Suite 100, Westlake Village, CA 91362. A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, at https://www.energyvault.com/. The information contained on our website, other than this proxy statement, is not considered proxy solicitation material and is not incorporated by reference herein.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

SCAN TO VIEW MATERIALS & VOTE ENERGY VAULT HOLDINGS, INC. 4165 EAST THOUSAND OAKS BLVD, SUITE 100 WESTLAKE VILLAGE, CA 93162 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 29, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NRGV2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 29, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V70901-P25464 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ENERGY VAULT HOLDINGS, INC. For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR the following: All All Except nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Election of Class I members of the Board of Directors. Nominees: 01) Larry Paulson 02) Mary Beth Mandanas The Board of Directors recommends you vote FOR proposal 2: 2. Ratification of the appointment of independent registered public accounting firm for the fiscal year ending December 31, 2025. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For Against Abstain Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V70902-P25464 ENERGY VAULT HOLDINGS, INC. Annual Meeting of Shareholders May 30, 2025 12:00 PM ET This proxy is solicited by the Board of Directors The shareholders hereby appoint Robert Allen Piconi (CEO) and Brad Eastman (Chief Legal Officer), or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ENERGY VAULT HOLDINGS, INC. that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at 12:00 PM ET on May 30, 2025, virtually at: www.virtualshareholdermeeting.com/NRGV2025, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side